Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

BLUCORA, INC.

(as of August 8, 2013)

Originally adopted on April 10, 1996.

Amendments, updates and changes are listed on page i.

BLUCORA, INC.

AMENDMENTS, UPDATES AND CHANGES

Section	Effect of Amendment, Update or Change	Effective Date of Amendment, Update or Change

Article III, Section 1	Bylaws amended to provide for an increase in the number of directors constituting the Board of Directors from one (1) to five (5) directors.	June 2, 1998

All	Bylaws amended and restated in their entirety.	August 25, 1998

Cover and Amendment Pages and Title	Bylaws updated to reflect the change of the corporation’s name from “InfoSpace.com, Inc.” to “InfoSpace, Inc.”	April 3, 2000

All	Bylaws amended and restated in their entirety.	February 12, 2003

6.2, 6.4 and 6.5	Bylaws amended to provide for the issuance of uncertificated shares, to eliminate the requirement that all certificates representing shares of the corporation bear a legend restricting the transfer of the shares under the Securities Act of 1933 or any applicable state law, and to make certain other changes relating to the transfer of shares.	November 14, 2007

Bylaws restated, without further amendment.

Cover and Amendment Pages and Title	Bylaws updated to reflect the change of the corporation’s name from “InfoSpace, Inc.” to “Blucora, Inc.”	June 5, 2012

All	Bylaws amended and restated in their entirety.	August 8, 2013

CONTENTS

SECTION 1. OFFICES	1

SECTION 2. STOCKHOLDERS	1

2.1 Annual Meeting	1
2.2 Special Meetings	1
2.3 Place of Meeting	1
2.4 Notice of Meeting	1
2.5 Business for Stockholders’ Meetings	2
2.5.1 Nomination of Directors	2
2.5.2 Other Business at Annual Meetings	3
2.5.3 Business at Special Meetings	4
2.5.4 Notice to Corporation	4
2.6 Waiver of Notice	4
2.6.1 Waiver in Writing	4
2.6.2 Waiver by Attendance	5
2.7 Fixing of Record Date for Determining Stockholders	5
2.7.1 Meetings	5
2.7.2 Dividends, Distributions, and Other Rights	5
2.8 Voting List	5
2.9 Quorum	6
2.10 Manner of Acting	6
2.10.1 Conduct of Business	6
2.10.2 Voting	6
2.11 Proxies	6
2.11.1 Appointment	6
2.11.2 Delivery to Corporation; Duration	7
2.12 Voting of Shares	7
2.13 Voting for Directors	7
2.14 Action by Stockholders Without a Meeting	7
2.15 Inspectors of Election	8
2.15.1 Appointment	8
2.15.2 Duties	8
2.16 Forum for Adjudication of Disputes	9

SECTION 3. BOARD OF DIRECTORS	9

3.1 General Powers	9
3.2 Number and Tenure	9
3.3 Regular Meetings	9
3.4 Special Meetings	9
3.5 Meetings by Telephone	10

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3.6 Notice of Special Meetings	10
3.6.1 Personal Delivery	10
3.6.2 Delivery by Mail	10
3.6.3 Delivery by Private Carrier	10
3.6.4 Electronic Notice	10
3.6.5 Oral Notice	10
3.7 Waiver of Notice	11
3.7.1 In Writing	11
3.7.2 By Attendance	11
3.8 Quorum	11
3.9 Manner of Acting	11
3.10 Presumption of Assent	11
3.11 Action by Board or Committees Without a Meeting	12
3.12 Resignation	12
3.13 Removal	12
3.14 Vacancies	12
3.15 Class Assignment	12
3.16 Committees	12
3.16.1 Creation and Authority of Committees	12
3.16.2 Audit Committee	13
3.16.3 Compensation Committee	13
3.16.4 Nominating and Governance Committee	13
3.16.5 Minutes of Meetings	13
3.16.6 Quorum and Manner of Acting	13
3.16.7 Resignation	14
3.16.8 Removal	14
3.17 Compensation	14
3.18 Chairman of the Board	14

SECTION 4. OFFICERS	15

4.1 Number	15
4.2 Election and Term of Office	15
4.3 Resignation	15
4.4 Removal	15
4.5 Vacancies	15
4.6 Chief Executive Officer	15
4.7 President	16
4.8 Vice President	16
4.9 Secretary	16
4.10 Treasurer	16
4.11 Salaries	17

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SECTION 5. CERTIFICATES FOR SHARES AND THEIR TRANSFER	17

5.1 Issuance of Shares	17
5.2 Stock Certificates	17
5.3 Stock Records	17
5.4 Transfers	18
5.5 Lost or Destroyed Certificates	18
5.6 Shares of Another Corporation	18

SECTION 6. BOOKS AND RECORDS	18

SECTION 7. ACCOUNTING YEAR	18

SECTION 8. SEAL	18

SECTION 9. INDEMNIFICATION	19

9.1 Right to Indemnification	19
9.2 Right of Indemnitee to Bring Suit	19
9.3 Nonexclusivity of Rights	20
9.4 Insurance, Contracts and Funding	20
9.5 Indemnification of Employees and Agents of the Corporation	20
9.6 Persons Serving Other Entities	21
9.7 Procedures for the Submission of Claims	21

SECTION 10. AMENDMENTS OR REPEAL	21

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AMENDED AND RESTATED BYLAWS

OF

BLUCORA, INC.

SECTION 1. OFFICES

The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the “Board”) may designate. The corporation may have such other offices, either within or without the state of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2. STOCKHOLDERS

2.1	Annual Meeting

The annual meeting of the stockholders shall be held on such date and at such time as may be designated from time to time by the Board at the principal office of the corporation or such other place designated by the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting.

2.2	Special Meetings

The Chairman of the Board, the President, the Board or the holders of not less than 30 percent of all the outstanding shares of the corporation entitled to vote on any issue proposed to be considered at the meeting may call special meetings of the stockholders for any purpose.

2.3	Place of Meeting

All meetings shall be held at the principal office of the corporation or at such other place within or without the state of Delaware designated by the Board, by any persons entitled to call a meeting hereunder, or in a waiver of notice signed by all of the stockholders entitled to notice of the meeting.

2.4	Notice of Meeting

The Chairman of the Board, the President, the Secretary, or the Board shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting either personally or by mail, not less than 10 nor more than 60 days before the meeting, written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called; except that where the matter to be acted on is a merger or consolidation of the corporation or the sale, lease, exchange, or other disposition of all or substantially all of the corporation’s assets other than in the ordinary course of business, such notice shall be given not less than 20 nor more than 60 days prior to such meeting. Upon written request by the holders of not less than the number of outstanding shares of the corporation specified in Section 2.2 hereof and entitled to vote at the meeting, it shall be the duty of the Secretary to give notice of a special meeting of stockholders to be held on such date and at such place and hour as the Secretary may fix, not less than 10 nor more than 60 days after receipt of said request, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place of such adjourned meeting are announced at the meeting at which the adjournment is taken and the date is not more than 30 days after the date for which the meeting was originally noticed. If the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date, and time of the adjourned meeting shall be sent, as provided in this Section 2.4. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

2.5	Business for Stockholders’ Meetings

2.5.1	Nomination of Directors

Nominations of persons for election to the Board may be made at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose (a) by or at the direction of the Board or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not less than 90 or more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period for the giving of a stockholder’s notice. Subject to the preceding sentence, in the event that the annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to the stockholder giving notice (i) the name and address, as they appear on the corporation’s stock ledger, of such stockholder, (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder and (iii) if the stockholder intends, directly or indirectly, to solicit proxies in support of such stockholder’s nominees, a representation to that effect. In addition, if the stockholder intends, directly or indirectly, to solicit proxies in support of such stockholder’s nominee(s) for election or reelection as a Director, the stockholder’s notice shall set forth, as to the stockholder and any other participants in the solicitation of proxies, all information relating thereto that is required pursuant to Regulation 14A under the Exchange Act. At the request of the Board, any person nominated by the Board for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election at any meeting of stockholders as a Director of the corporation unless nominated in compliance with the procedures set forth in this Section 2.5.1. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in compliance with the procedures prescribed by the Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nominations shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5.1.

2.5.2	Other Business at Annual Meetings

At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, any business other than the nomination of persons for election to the Board (which is governed by Section 2.5.1 of the Bylaws) must be a proper subject for stockholder action under the Delaware General Corporation Law, as the same may be amended (the “DGCL”), and must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board: or (c) otherwise properly brought before the meeting by a stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section and who shall be entitled to vote at the meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board, this Section 2.5.2 shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not less than 90 or more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period for the giving of a stockholder’s notice. Subject to the preceding sentence, in the event that the annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. A stockholder’s notice to the Secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting; (b) as to the stockholder giving such notice (i) the name and address, as they appear on the corporation’s stock ledger, of such stockholder, (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder, and (iii) if the stockholder intends, directly or indirectly, to solicit proxies in support of such stockholder’s proposal, a representation to that effect; and (c) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in compliance with the procedures set forth in this Section 2.5.2 (or with respect to the nomination of persons for election to the Board, Section 2.5.1 of the Bylaws). In addition, if the stockholder intends, directly or indirectly, to solicit proxies in support of such stockholder’s proposal, the stockholder’s notice shall set forth, as to the stockholder and any other participants in the solicitation of proxies, all information relating thereto that is required pursuant to Regulation 14A under the Exchange Act. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in compliance with the provisions of this Section 2.5.2, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.5.3	Business at Special Meetings

At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting pursuant to Sections 2.2 and 2.4 of the Bylaws shall come before such meeting.

2.5.4	Notice to Corporation

Any written notice required to be delivered by a stockholder to the corporation pursuant to Section 2.5.1 or Section 2.5.2 hereof must be given, by personal delivery, by overnight courier, or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s executive offices.

2.6	Waiver of Notice

2.6.1	Waiver in Writing

Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.6.2	Waiver by Attendance

The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.7	Fixing of Record Date for Determining Stockholders

2.7.1	Meetings

For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 (or the maximum number permitted by applicable law) nor less than 10 days before the date of such meeting. If such date fixed by the Board is a legal holiday at a place where the transfer agent or its designee is located or where necessary stockholder records are held, then the record date shall be the next succeeding business day. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.7.2	Dividends, Distributions, and Other Rights

For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.8	Voting List

At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at such meeting for inspection by any stockholder who is present.

2.9	Quorum

A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, the chair of the meeting may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10	Manner of Acting

2.10.1	Conduct of Business

The Chairman of the Board or the Chief Executive Officer or, in their absence, a person designated by the Chairman of the Board or the Chief Executive Officer, shall call to order any meeting of the stockholders and act as chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the rules of procedure for the conduct of the meeting, including the manner of voting and the conduct of discussion. The chairman shall have the power to adjourn the meeting to another place, date, and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.10.2	Voting

All elections of Directors shall be determined by a plurality of the votes cast. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, all other matters shall be determined by a majority of the votes cast on the matter affirmatively or negatively.

2.11	Proxies

2.11.1	Appointment

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by (a) the stockholder or such stockholder’s authorized officer, director, employee, or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or (b) by transmitting or authorizing the transmission of an electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service, or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any electronic transmission must either set forth or be accompanied by information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.11.2	Delivery to Corporation; Duration

A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.12	Voting of Shares

Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

2.13	Voting for Directors

Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote; provided, however, that no cumulative voting shall be permitted in the election of Directors.

2.14	Action by Stockholders Without a Meeting

Any action that is properly brought before the stockholders by or at the direction of the Board and that could be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (as determined in accordance with Section 2.6.2 hereof) and (b) be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the corporation’s registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation, in the manner required by this Section 2, within 60 (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the corporation in the manner required by this Section 2. The validity of any consent executed by a proxy for a stockholder pursuant to a means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

2.15	Inspectors of Election

2.15.1	Appointment

In advance of any meeting of stockholders, the officers of the corporation shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The officers of the corporation may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more persons to act as inspector of elections at such meeting.

2.15.2	Duties

The inspectors of election shall:

(a) ascertain the number of shares of the corporation outstanding and the voting power of each such share;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and

(e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.

The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the DGCL as then in effect. In determining the validity of any proxy transmitted by electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.

2.16	Forum for Adjudication of Disputes

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

SECTION 3. BOARD OF DIRECTORS

3.1	General Powers

The business and affairs of the corporation shall be managed by the Board.

3.2	Number and Tenure

The number and tenure of the Directors shall be governed by Article 5 of the Certificate of Incorporation.

3.3	Regular Meetings

Regular meetings of the Board shall be held at the place, on the date and at the time as shall have been established by the Board and publicized among all Directors. A notice of a regular meeting the date of which has been so publicized shall not be required.

3.4	Special Meetings

Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Board, Chairman of the Board, the Chief Executive Officer, the President or, in the case of any special Board meetings, any three (3) Directors, and, in the case of any special meeting of any committee appointed by the Board, by such committee or the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the state of Delaware as the place for holding any special meeting called by them.

3.5	Meetings by Telephone

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

3.6	Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day, and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.6.1	Personal Delivery

If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

3.6.2	Delivery by Mail

If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid at least five days before the meeting.

3.6.3	Delivery by Private Carrier

If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

3.6.4	Electronic Notice

If notice is delivered by facsimile, email, or any other electronic messaging system ordinarily used for communication by and with the Directors, the notice shall be deemed effective when dispatched to a Director at the facsimile number, email address, or other applicable electronic transmission address appearing on the records of the corporation at least two days before the meeting.

3.6.5	Oral Notice

If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

3.7	Waiver of Notice

3.7.1	In Writing

Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

3.7.2	By Attendance

The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.8	Quorum

A majority of the total number of Directors fixed by or in the manner provided in these Bylaws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board, provided, however, that such number may be not less than one-third of the total number of Directors fixed by or in the manner provided in these Bylaws, shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.9	Manner of Acting

The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

3.10	Presumption of Assent

A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

3.11	Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12	Resignation

Any Director may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13	Removal

One or more members of the Board (including the entire Board) may be removed, but only for cause, at a meeting of stockholders called expressly for that purpose, or without a meeting pursuant to Section 2.14 of these Bylaws, by the holders of not less than a majority of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by these Bylaws.

3.14	Vacancies

Any vacancy occurring on the Board may be filled only by the affirmative vote of a majority of the remaining Directors, whether or not they constitute a quorum of the Board. Any Director elected by the Board shall be appointed to one of the three classes of Directors for a term continuing until the next election of the class to which he or she was elected.

3.15	Class Assignment

The Board may reassign any Director from one of the three classes of Directors to another of the three classes, provided that (a) no Director may be reassigned more than one time between meetings of stockholders at which he or she stands for election and (b) the Board may not make any reassignment(s) that would cause any class to contain a majority of the then-sitting Directors.

3.16	Committees

3.16.1	Creation and Authority of Committees

The Board may, by resolution passed by a majority of the number of Directors fixed by or in the manner provided in these Bylaws, appoint standing or temporary committees, each committee to consist of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that require it to the fullest extent permitted by law.

3.16.2	Audit Committee

The Board shall have an Audit Committee composed of three or more Directors, each of whom shall satisfy any independence requirements then in effect and applicable to the corporation. The responsibilities of the Audit Committee shall be stated in the committee’s charter, as approved by the Board.

3.16.3	Compensation Committee

The Board shall have a Compensation Committee composed of three or more Directors, each of whom shall satisfy any independence requirements then in effect and applicable to the corporation. The responsibilities of the Compensation Committee shall be stated in the committee’s charter, as approved by the Board.

3.16.4	Nominating and Governance Committee

The Board shall have a Nominating and Governance Committee composed of three or more Directors, each of whom shall satisfy any independence requirements then in effect and applicable to the corporation. The responsibilities of the Nominating and Governance Committee shall be stated in the committee’s charter, as approved by the Board.

3.16.5	Minutes of Meetings

All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.16.6	Quorum and Manner of Acting

A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

3.16.7	Resignation

Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.16.8	Removal

The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these Bylaws.

3.17	Compensation

By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting, or a stated fee as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

3.18	Chairman of the Board

The Board shall elect a Chairman of the Board who shall preside over meetings of the Board and perform such other duties as are assigned to him or her by the Board. The Chairman of the Board shall serve for a term continuing until the expiration thereof, or until his or her resignation, removal, death, or other disqualification. The Board may remove a Chairman of the Board from office by a vote of a majority of the total number of Directors then serving on the Board. The Chairman of the Board must qualify as an independent Director under applicable SEC and NASDAQ rules, and in the event the Chairman of the Board ceases to qualify as an independent Director, he or she shall resign as Chairman of the Board and the Board shall elect a replacement.

SECTION 4. OFFICERS

4.1	Number

The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

4.2	Election and Term of Office

The officers of the corporation shall be elected by the Board. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is elected.

4.3	Resignation

Any officer may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4	Removal

Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5	Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

4.6	Chief Executive Officer

The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the Board’s control, shall supervise and control all of the assets, business, and affairs of the corporation. The Chief Executive Officer may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are prescribed by the Board from time to time.

4.7	President

In the event of the death of the Chief Executive Officer or his inability to act, the President shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chief Executive Officer. The President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. The President shall have, to the extent authorized by the Chief Executive Officer or the Board, the same powers as the Chief Executive Officer to sign deeds, mortgages, bonds, contracts or other instruments. The President shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board.

4.8	Vice President

In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board.

4.9	Secretary

The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation’s records and stock registers, signing certificates for shares of the corporation and authentication of the corporation’s records, and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10	Treasurer

The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; sign certificates for shares of the corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11	Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5. CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1	Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

5.2	Stock Certificates

The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or vice-chairperson of the Board, or the President or vice-president and by the Secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be by a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

5.3	Stock Records

The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

5.4	Transfers

Stock of the corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the corporation only by the record holder of such stock or by his or her attorney lawfully constituted in writing and, if such stock is certificated, upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

5.5	Lost or Destroyed Certificates

In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

5.6	Shares of Another Corporation

Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board may determine or, in the absence of such determination, by the Chief Executive Officer, the President or any Vice President of the corporation.

SECTION 6. BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board, and such other records as may be necessary or advisable.

SECTION 7. ACCOUNTING YEAR

The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

SECTION 8. SEAL

The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation, and the year of its incorporation.

SECTION 9. INDEMNIFICATION

9.1	Right to Indemnification

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as such a Director or officer or in any other capacity while serving as such a Director or officer, shall be indemnified and held harmless by the corporation to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and, loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that except as provided in Section 9.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 9.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 9.1 or otherwise.

9.2	Right of Indemnitee to Bring Suit

If a claim under Section 9.1 hereof is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 9 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel, or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

9.3	Nonexclusivity of Rights

The rights to indemnification and to the advancement of expenses conferred in this Section 9 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or Bylaws of the corporation, or otherwise. Notwithstanding any amendment to or repeal of this Section 9, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

9.4	Insurance, Contracts and Funding

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL. The corporation, without further stockholder approval, may enter into contracts with any Director, officer, employee, or agent in furtherance of the provisions of this Section 9 and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 9.

9.5	Indemnification of Employees and Agents of the Corporation

The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Section 9 with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

9.6	Persons Serving Other Entities

Any person who is or was a Director or officer of the corporation who is or was serving (a) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under Section 9.1 hereof.

9.7	Procedures for the Submission of Claims

The Board may establish reasonable procedures for the submission of claims for indemnification pursuant to this Section 9, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these Bylaws and shall be deemed for all purposes to be a part hereof.

SECTION 10. AMENDMENTS OR REPEAL

The Board shall have the power to adopt, amend, or repeal the Bylaws of this corporation; provided, however, the Board may not repeal or amend any bylaw that the stockholders have expressly provided may not be amended or repealed by the Board. The stockholders shall also have the power to adopt, amend, or repeal the Bylaws of this corporation.

Notwithstanding any amendment to Section 9 hereof or repeal of these Bylaws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 9 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.